UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRÓLEO BRASILEIRO S.A. - PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION – PETROBRAS (Translation of registrant’s name into English)	PETROBRAS GLOBAL FINANCE B.V. (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	THE NETHERLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20035-900 – Rio de Janeiro – RJ, Brazil (55-21) 3224-4477 (Address of principal executive offices)	Weenapoint Toren A Weena 722 3014 DA Rotterdam The Netherlands 31 (0) 10 206-7000 (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-183618 and 333-183618-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.250% Global Notes due 2017 4.875% Global Notes due 2020 6.250% Global Notes due 2024 7.250% Global Notes due 2044 Floating Rate Global Notes due 2017 Floating Rate Global Notes due 2020	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.     Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 26 of the Prospectus dated August 29, 2012 included in the Registration Statement on Form F-3 of Petrobras Global Finance B.V. (the “Company” or “PGF”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-183618-01 and 333-183618), as supplemented by the information under the headings “Risk Factors—Risks Relating to PGF’s Debt Securities”, “Description of the Notes” and “Description of the Guaranties” on pages S-18 through S-19, S-45 through S-61 and S-65 through S-71, respectively, of the related Prospectus Supplement of the Company and the Guarantor, dated March 10, 2014, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.     Exhibits.

99 (A).  Prospectus dated as of August 29, 2012, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on August 29, 2012 (Registration Nos. 333-183618-01  and 333-183618).

99(B).    Prospectus Supplement dated as of March 10, 2014, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on March 11, 2014.

99 (C).  Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 29, 2012, incorporated by reference to Exhibit 4.5 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2012 (Registration Nos. 333-183618-01  and 333-183618).

99 (D).  Guaranty for the 2017 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (E).  Fourteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (F).  Form of 3.250% Global Notes due 2017 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (G).  Guaranty for the 2020 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K  furnished by the Guarantor to the SEC on March 17, 2014.

99 (H).  Fifteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (I).  Form of 4.875% Global Notes due 2020 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (J).  Guaranty for the 2024 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.7 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (K).  Sixteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.8 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (L).  Form of 6.250% Global Notes due 2024 incorporated by reference to Exhibit 4.9 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (M).  Guaranty for the 2044 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.10 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (N).  Seventeenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.11 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (O).  Form of 7.250% Global Notes due 2044 incorporated by reference to Exhibit 4.12 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (P).  Guaranty for the Floating Rate Global Notes due 2017 dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.13 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (Q).  Eighteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.14 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (R).  Form of Floating Rate Global Notes due 2017 incorporated by reference to Exhibit 4.15 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (S).  Guaranty for the Floating Rate Global Notes due 2020 dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.16 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (T).  Nineteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.17 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (U).  Form of Floating Rate Global Notes due 2020 incorporated by reference to Exhibit 4.18 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS (Registrant) By: /s/ Arthur Costa da Silva Name: Arthur Costa da Silva Title: International Capital Markets Coordinator
By: /s/ Larry Carris Cardoso Name: Larry Carris Cardoso Title: Corporate Finance Manager
PETROBRAS GLOBAL FINANCE B.V. (Registrant) By: /s/ Gustavo Tardin Barbosa Name: Gustavo Tardin Barbosa Title: Managing Director A
By: /s/ Alexandre Quintão Fernandes Name: Alexandre Quintão Fernandes Title: Managing Director B

Date: March 17, 2014

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).

Prospectus dated as of August 29, 2012, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on August 29, 2012 (Registration Nos. 333-183618-01 and 333-183618).

99 (B).	Prospectus Supplement dated as of March 10, 2014, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on March 11, 2014.
99 (C).

Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 29, 2012, incorporated by reference to Exhibit 4.5 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2012 (Registration Nos. 333-183618-01 and 333-183618).

99 (D).

Guaranty for the 2017 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (E).

Fourteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(F).	Form of 3.250% Global Notes due 2017 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.
99 (G).

Guaranty for the 2020 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99 (H).

Fifteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(I).	Form of 4.875% Global Notes due 2020 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.
99(J).

Guaranty for the 2024 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.7 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(K).

Sixteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.8 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(L).	Form of 6.250% Global Notes due 2024 incorporated by reference to Exhibit 4.9 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.
99(M).

Guaranty for the 2044 Notes dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.10 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(N).

Seventeenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.11 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(O).	Form of 7.250% Global Notes due 2044 incorporated by reference to Exhibit 4.12 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.
99(P).

Guaranty for the Floating Rate Global Notes due 2017 dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.13 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(Q).

Eighteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.14 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(R).	Form of Floating Rate Global Notes due 2017 incorporated by reference to Exhibit 4.15 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.
99(S).

Guaranty for the Floating Rate Global Notes due 2020 dated as of March 17, 2014, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.16 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(T).

Nineteenth Supplemental Indenture dated as of March 17, 2014, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.17 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.

99(U).	Form of Floating Rate Global Notes due 2020 incorporated by reference to Exhibit 4.18 of the Report on Form 6-K furnished by the Guarantor to the SEC on March 17, 2014.